Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

LANDMARK INFRASTRUCTURE PARTNERS LP

This Certificate of Limited Partnership, dated July 28, 2014, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership (the “Partnership”) under the Act.

1.                                      Name.  The name of the Partnership is “Landmark Infrastructure Partners LP”.

2.                                      Registered Office; Registered Agent.  The address of the registered office required to be maintained by Section 17-104 of the Act is:

160 Greentree Dr. #101

Dover, DE 19904

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act is:

National Registered Agents, Inc.

160 Greentree Dr. #101

Dover, DE 19904

3.                                      General Partner.  The name and the mailing address of the general partner are:

Landmark Infrastructure Partners GP LLC

2141 Rosecrans Ave.

Ste. 2100

El Segundo, CA 90245

4.                                      This Certificate of Limited Partnership shall become effective upon filing with the Secretary of State of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Limited Partnership as of the date first written above.

LANDMARK INFRASTRUCTURE PARTNERS LP

By:	Landmark Infrastructure Partners GP LLC,
its general partner

By:	/s/ Daniel E. Rebeor
Name: Daniel E. Rebeor
Authorized Person

[Signature Page to Certificate of Limited Partnership of Landmark Infrastructure Partners LP]